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     As filed with the Securities and Exchange Commission on July 16, 1997.



                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                         Date of Report: July 11, 1997
                       (Date of earliest event reported)



                         INLAND REAL ESTATE CORPORATION
             (Exact name of registrant as specified in the charter)


         Maryland                        333-26701               36-3953261
(State or other jurisdiction       (Commission File No.)     (IRS Employer
of incorporation)                                            Identification No.)




                             2901 Butterfield Road
                           Oak Brook, Illinois  60521
                    (Address of Principal Executive Offices)

                                 (630) 218-8000
              (Registrant's telephone number including area code)

                                      n/a

         (Former name or former address, if changed since last report)

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Item 5. Other Events

     On May 5, 1997, the Board of Directors of Inland Real Estate Corporation (the "Company") approved a resolution to amend the Company's Second Articles of Amendment and Restatement, as amended to increase the number of authorized shares of common stock, par value $0.01 per share, from 24.0 million to 100.0 million. This resolution was approved by the stockholders on June 17, 1997 at the Company's annual meeting and was filed with the Secretary of State of Maryland on July 11, 1997.



Item 7.    Financial Statements and Exhibits

(c) Exhibits.


           1.1  Dealer Manager Agreement by and between Inland Real
                Estate Corporation and Inland Securities Corporation dated July 14, 1997.

           1.2  Warrant Purchase Agreement dated July 14, 1997.

           3.1 Articles of Amendment to Second Articles of Amendment and Restatement.

           10.1 Escrow Agreement between Inland Real Estate
                Corporation and LaSalle National Bank, N.A.



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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Inland Real Estate Corporation
                                             (Registrant)


                                     By:    /s/ Kelly Tucek
                                         ----------------------------
                                         Kelly Tucek
                                         Chief Financial and Accounting Officer

Date: July 16, 1997






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